                                                                     EXHIBIT 8.1

                  [PARKER CHAPIN FLATTAU & KLIMPL, LLP LETTERHEAD]

                                October 20, 1999

Abacus Direct Corporation
11101 West 120th Street
Broomfield, Colorado 80021

Ladies and Gentlemen:

    We have acted as special tax counsel for Abacus Direct Corporation ("Abacus"), a Delaware corporation, solely in connection with the Agreement and Plan of Merger dated as of June 13, 1999, (the "Agreement") by and among DoubleClick Inc. ("DoubleClick"), a Delaware corporation, Atlanta Merger Corporation ("Sub"), a Delaware corporation wholly owned by DoubleClick, and Abacus. Pursuant to the Agreement, Sub will merge with and into Abacus (the "Merger"), and Abacus will become a wholly owned subsidiary of DoubleClick. Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

    You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In delivering this opinion, we have reviewed and are relying (or will rely) upon (without any independent investigation) the truth and accuracy, at all relevant times, of the statements, descriptions, representations and warranties contained in the Agreement (including all schedules and exhibits thereto), the registration statement on Form S-4 filed with the Securities and Exchange Commission (which includes a proxy statement-prospectus relating to the Merger) (the "Registration Statement"), certain representations and warranties set forth in certificates provided to us by Abacus and by DoubleClick and Sub (the "Officers' Certificates"), copies of which are attached hereto as Exhibits A and B.

    In addition, we have assumed or obtained representations and are relying thereon (without any independent investigation or review thereof) that:

        1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

        2. The Merger will be consummated in accordance with the Agreement (without any waiver, breach or amendment of any of the provisions thereof) and will be effective under the laws of the State of Delaware. The representations and warranties set forth in the Agreement and the Officers' Certificates are and will be true, correct and complete as if made at the Effective Time.

        3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us were true, correct and complete when made and are and will continue to be true, correct and complete through the Effective Time, including, but not limited to, the facts relating to the merger of Sub with and into Abacus as described in the Registration Statement, the representations set forth and documents described in the Registration Statement, and the business reasons for the Merger as set forth in the Registration Statement. No actions have been (or will be) taken which are inconsistent with the foregoing sentence.

        4. DoubleClick and Abacus will report the Merger on their respective federal income tax returns in a manner consistent with the opinion set forth below.

        5. Any statement or representation made "to the knowledge of" or otherwise similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intent, understanding or agreement and such action will not be taken.

        6. The terms of the Agreement and all other agreements entered into in connection therewith are the product of negotiations between unrelated parties negotiating at arm's length without duress or hardship.

    Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, we are of the opinion that:

        A. The Merger will constitute a reorganization within the meaning of the Code.

        B. A holder (the "Holder") of Abacus common stock will not recognize any gain or loss solely upon such Holder's receipt of DoubleClick common stock in exchange for such Holder's Abacus common stock in the Merger, except to the extent the Holder receives cash in lieu of a fractional share of DoubleClick common stock.

        C. The aggregate tax basis of the DoubleClick common stock that a Holder receives in the Merger will be the same as the aggregate tax basis of the Abacus common stock surrendered by such Holder in exchange for such DoubleClick common stock (reduced by any tax basis attributable to fractional shares the Holder is deemed to have disposed of).

        D. The holding period of the DoubleClick common stock that each Holder receives in the Merger will include the period for which the Abacus common stock surrendered in exchange for DoubleClick common stock was considered to be held, if the surrendered Abacus common stock is held as a capital asset at the time of the Merger,.

        E. Cash payments that a Holder receives in lieu of a fractional share will be treated as if the fractional share of DoubleClick common stock had been issued in the Merger and then redeemed by DoubleClick. A Holder receiving cash will recognize gain or loss upon payment measured by any difference between the amount of cash received and the Holder's basis in the fractional share.

    No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever (including the Merger) if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without amendment, waiver or breach of any material provision thereof, or if any of the descriptions, representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the descriptions, statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

    This opinion letter addresses only the U.S. federal income tax consequences to a U.S. person holding common stock of Abacus as a capital asset within the meaning of Code Section 1221. This opinion letter does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any other transaction undertaken in connection with the Merger or in contemplation of the Merger). In particular, we express no opinion regarding (1) whether and the extent to which any Abacus shareholder that has provided or will provide services to Abacus, DoubleClick or Sub will have compensation income under any provision of the Code; (2) the effects of any such compensation income, including but not limited to the effect upon the basis and holding period of the DoubleClick stock received by any such shareholder in the Merger; (3) other than the fact that the Merger will be a reorganization within the meaning of Code Section 368(a), the corporate level tax consequences of the Merger to DoubleClick, Sub or Abacus, including without limitation the survival and/or availability, after the Merger, of any of the federal income tax attributes or elections of DoubleClick, Sub or Abacus or the application of the "golden parachute" rules under Code Section 280G, after application of any provision of the Code, as well as the regulations promulgated thereunder and judicial interpretations thereof; (4) the tax consequences of the Merger to holders of options, warrants or other rights to acquire Abacus stock; and
(5) the tax consequences of the Merger as applied to specific shareholders of Abacus or that may be relevant to particular classes of Abacus shareholders such as dealers in securities, corporate shareholders subject to the alternative minimum tax, foreign persons, tax-exempt organizations, banks, insurance companies or holders of shares acquired upon exercise of stock options or in other compensatory transactions.

    This opinion letter represents and is based upon our best judgment regarding the application of federal income tax statutes, existing judicial decisions, administrative regulations and published rulings and procedures in effect on the date hereof. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

    We consent to the use of this opinion as an exhibit to the Registration Statement, to references to this opinion in the Registration Statement and to the use of our name in the Registration Statement under the heading "Material Federal Income Tax Consequences." In giving this consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder.

                                          Very truly yours,
                                          /S/ PARKER CHAPIN FLATTAU & KLIMPL,
                                          LLP

                                          PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                                                       EXHIBIT A

                           [DOUBLECLICK INC. LETTERHEAD]

Parker Chapin Flattau & Klimpl, LLP
1211 Avenue of the Americas                                     October 20, 1999
New York, New York 10036

    Re: TAX REPRESENTATIONS FOR REVERSE TRIANGULAR MERGER

Dear Sir:

    This letter is being furnished in connection with the merger (the "Merger") of Atlanta Merger Corp. ("Subsidiary"), a Delaware corporation and a wholly-owned subsidiary of DoubleClick Inc. ("Parent"), a Delaware corporation, with and into Abacus Direct Corporation ("Company"), a Delaware corporation, in exchange for shares of voting common stock, $0.001 par value per share, of Parent ("Parent Common Stock") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of June 13, 1999 among Parent, Subsidiary, and Company.(1)

    In connection with the above, Parent represents and warrants as follows:

        1. The fair market value of the Parent Common Stock and other consideration received by each Company stockholder in the Merger is approximately equal to the fair market value of the Company stock surrendered by each Company stockholder in the Merger.

        2. At least 50 percent of the aggregate value of all Company stock outstanding immediately prior to the Merger is preserved in the Merger within the meaning of Treas. Reg. Section1.368-1(e). For purposes of this representation, the value of a share of Company stock is considered to be preserved in the Merger if the share of Company stock is exchanged for Parent Common Stock in the Merger. However, the value of a share of Company stock is not preserved in the Merger (and is treated as outstanding immediately prior to the Merger) if and to the extent that (a) in connection with the Merger, the share of Company stock is acquired by Parent or a person related to Parent for consideration other than the Parent Common Stock, (b) if, prior to the Merger, the share of Company stock was redeemed by Company or acquired by a person related to Company, (c) if, in connection with the Merger, the Parent Common Stock issued in the Merger is redeemed or acquired by a person related to Parent, or (d) to the extent that prior to and in connection with the Merger, an extraordinary distribution (as such term is used in Treas. Reg. Section1.368-1T(e)) is made with respect to the share of Company stock. For purposes of this representation, persons are considered related if they are related within the meaning of Treas. Reg. Section1.369-1(e)(3).

        3. Following the Merger, Company will hold (a) at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger, and (b) at least 90% of the fair market value of Subsidiary's net assets and at least 70% of the fair market value of Subsidiary's gross assets held immediately prior to the Merger. For purposes of the preceding sentence, amounts paid to the Company stockholders who receive cash or other property (including cash for fractional shares), amounts used by Company or Subsidiary to pay reorganization expenses, all redemptions and distributions (except for regular, normal dividends) made by Company and all assets disposed of by Company in contemplation of the Merger (except in the ordinary course of business) will be included in the assets of Company or Subsidiary, as the case may be, immediately prior to the Merger.

        4. Prior to the Merger, Parent will be in Control of Subsidiary. As used herein, "Control" of a corporation means control as defined by IRC Section368(c) which defines control generally to mean ownership of stock possessing at least 80% of the total combined voting power of all classes of stock

------------------------
(1) Unless otherwise noted herein, all section references are to the Internal Revenue Code of 1986 ("IRC") and to the regulations ("Treas. Reg.") promulgated thereunder, as either may be amended or otherwise modified.

    entitled to vote and at least eighty 80% of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person will not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

        5. To the best of Parent's knowledge, Company has no present plan or intention to issue additional shares of its stock that would result in Parent's losing Control of Company.

        6. Parent has no present plan or intention to reacquire, or to cause any corporation related to Parent to acquire, any Parent Common Stock following the Merger, and no corporation related to Parent has a present plan or intention to purchase any Parent Common Stock. For purposes of the preceding sentence, persons are considered related if such persons are related within the meaning of Treas. Reg. Section1.368-1(e)(3). To the best of Parent's knowledge, neither Company nor any person related to Company has redeemed or acquired, nor does Company or any person related to Company have any plan or intention to redeem or acquire, any shares of Company stock or make an extraordinary distribution with respect to any shares of Company stock. For purposes of the preceding sentence, persons are considered related if such persons are related within the meaning of Treas. Reg. Section1.368-1T(e)(2)(ii).

        7. Except as described in the Registration Statement (as defined in paragraph 24 below), Parent has no present plan or intention to otherwise
    (a) liquidate Company; (b) merge Company with or into another corporation;
    (c) sell, distribute or otherwise dispose of Company capital stock;
    (d) cause Company to sell or otherwise dispose of any of its assets (or any assets acquired from Subsidiary), except for dispositions made in the ordinary course of business, transfers described in both IRC Section368(a)(2)(C) and Treas. Reg. Section1.368-2, and transfers described in Treas. Reg. Section1.368-1(d); or (e) cause Company to distribute to Parent or any of its subsidiaries any assets of Company or the proceeds of any borrowing incurred by Company.

        8. Subsidiary will have no liabilities assumed by Company, and will not transfer to Company any assets subject to liabilities, in the Merger.

        9. Following the Merger, Company (or Parent) will continue Company's historic business assets or use a significant portion of Company's historic business assets in a business. To the best of Parent's knowledge, no assets of Company have been disposed of in any manner prior to the Merger nor does Company have any plan or intention to dispose of any such assets, except in the ordinary course of business.

        10. Parent will pay or assume no expenses of Company other than expenses that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187. Except as provided in the preceding sentence, Parent and Subsidiary and, to the best of Parent's knowledge, Company and the Company stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

        11. There is no intercorporate indebtedness existing between Parent and Company or between and Company that was issued, acquired or will be settled at a discount as a result of the Merger. Except as provided in the first sentence of paragraph 10 above, Parent will not, directly or indirectly, assume, or take any Company stock subject to, any fixed or contingent liabilities or expenses of Company or any Company stockholder in connection with the Merger.

        12. In the Merger, shares of Company stock representing Control of Company will be exchanged solely for Parent Common Stock. For purposes of this representation, shares of Company stock exchanged for cash or other property originating with Parent will be treated as outstanding Company stock on the date of the Merger.

        13. At the Effective Time (as defined in the Merger Agreement), the option (the "Option") described under the heading "Related Agreements-Stock Option Agreement" of the Registration Statement will terminate by its terms, to the best of Parent's knowledge, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect Parent's acquisition or retention of Control of Company.

        14. Neither Parent nor any current or former subsidiary of Parent owns or has owned during the past five years, directly or indirectly, any shares of Company stock, or the right to acquire or vote any such shares (other than the Option).

        15. Neither Parent, Subsidiary nor, to the best of Parent's knowledge, Company is an investment company as defined in IRC Section368(a)(2)(F).

        16. At the Effective Time, the fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

        17. To the best of Parent's knowledge, Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section368(a)(3)(A).

        18. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company stockholders in lieu of fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Company stockholders in exchange for their shares of Company capital stock. The fractional share interests of each Company stockholder will be aggregated and no Company stockholder will receive cash in an amount greater than the value of one full share of Parent Common Stock.

        19. None of the compensation received by any Company stockholder-employee will be separate consideration for, or allocable to, any of their shares of Company stock; none of the shares of Parent Common Stock received by any Company stockholder-employees will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any Company stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. No part of the Company stock exchanged for the Parent Common Stock in the Merger will be received by a Company stockholder as a creditor, employee or in any capacity other than that of a Company stockholder.

        20.  Dissenters' rights will not be exercised.

        21. Subsidiary has been formed solely to consummate the Merger and, prior to the Effective Time, Subsidiary has not conducted and will not conduct any business activity or other operation of any kind (except for the issuance of its stock to Parent). Each share of Parent Common Stock is entitled to vote on all matters that are subject to a vote of stockholders under Delaware law.

        22. No shares of Subsidiary have been or will be used as consideration or issued to Company stockholders in connection with the Merger.

        23. Neither Parent nor Subsidiary will take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a "reorganization" within the meaning of IRC Section368(a), unless otherwise required by a "determination" (as defined in IRC Section1313(a)(1)) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

        24. The facts relating to the contemplated merger of Subsidiary with and into Company as described in the filing with the Securities and Exchange Commission of the registration statement on Form S-4 (the "Registration Statement") and the representations set forth and documents described in the Registration Statement are, insofar as such facts pertain to Parent, true, correct and complete in all material respects and, to the best of Parent's knowledge, insofar as such facts pertain to Company, true, correct and complete in all material respects. The business reasons for the Merger as set forth in the section titled "Reasons for the Merger" of the Registration Statement were true and correct when stated and are true and correct as of the date hereof. The terms of the Merger Agreement and all other agreements entered into in connection therewith are the product of negotiations between unrelated parties negotiating at arms-length without duress or hardship.

    Parent understands the foregoing representations and has had the opportunity to investigate and seek professional advice regarding these representations, their meaning and factual support therefor.

    Parent recognizes that (i) your opinion relating to the federal income tax consequences of the Merger will be based on the representations set forth herein and on the statements contained in the Merger Agreement and the documents related thereto, (ii) your opinion will be subject to certain limitations and qualifications including that the opinion may not be relied upon if any such representations are not accurate in all material respects, (iii) your opinion will be used as the basis for Company's reporting of the Merger for federal income tax and other purposes, and (iv) your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

    The undersigned has authority to sign this representation letter on behalf of Parent and is an executive officer of Parent fully familiar with its operations and ownership.

                                                       Very truly yours,

                                                       DOUBLECLICK, INC.

                                                       By:  /s/ ELIZABETH WANG
                                                            -----------------------------------------
                                                            Name: Elizabeth Wang
                                                            Title:  Assistant Secretary

                                                                       EXHIBIT B

                             [ABACUS DIRECT LETTERHEAD]

Parker Chapin Flattau & Klimpl, LLP
1211 Avenue of the Americas                                     October 20, 1999
New York, New York 10036

        Re: TAX REPRESENTATIONS FOR REVERSE TRIANGULAR MERGER

Dear Sir:

    This letter is being furnished in connection with the merger (the "Merger") of Atlanta Merger Corp. ("Subsidiary"), a Delaware corporation and a wholly-owned subsidiary of DoubleClick, Inc. ("Parent"), a Delaware corporation, with and into Abacus Direct Corporation ("Company"), a Delaware corporation, in exchange for shares of voting common stock, $0.001 par value per share, of Parent ("Parent Common Stock") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of June 13, 1999 among Parent, Subsidiary, and Company.(1)

    In connection with the above, Company represents and warrants as follows:

        1. The fair market value of the Parent Common Stock and other consideration received by each Company stockholder in the Merger is approximately equal to the fair market value of the Company stock surrendered by each Company stockholder in the Merger.

        2. At least 50 percent of the aggregate value of all Company stock outstanding immediately prior to the Merger is preserved in the Merger within the meaning of Treas. Reg. Section1.368-1(e). For purposes of this representation, the value of a share of Company stock is considered to be preserved in the Merger if the share of Company stock is exchanged for Parent Common Stock in the Merger. However, the value of a share of Company stock is not preserved in the Merger (and is treated as outstanding immediately prior to the Merger) if and to the extent that (a) in connection with the Merger, the share of Company stock is acquired by Parent or a person related to Parent for consideration other than the Parent Common Stock, (b) if, prior to the Merger, the share of Company stock was redeemed by Company or acquired by a person related to Company, (c) if, in connection with the Merger, the Parent Common Stock issued in the Merger is redeemed or acquired by a person related to Parent, or (d) to the extent that prior to and in connection with the Merger, an extraordinary distribution (as such term is used in Treas. Reg. Section1.368-1T(e)) is made with respect to the share of Company stock. For purposes of this representation, persons are considered related if they are related within the meaning of Treas. Reg. Section1.368-1(e)(3).

        3. Following the Merger, Company will hold (a) at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger, and (b) at least 90% of the fair market value of Subsidiary's net assets and at least 70% of the fair market value of Subsidiary's gross assets held immediately prior to the Merger. For purposes of the preceding sentence, amounts paid to the Company stockholders who receive cash or other property (including cash for fractional shares), amounts used by Company or Subsidiary to pay reorganization expenses, all redemptions and distributions (except for regular, normal dividends) made by Company and all assets disposed of by Company in contemplation of the Merger (except in the ordinary course of business) will be included in the assets of Company or Subsidiary, as the case may be, immediately prior to the Merger.

        4. To the best of Company's knowledge, prior to the Merger, Parent will be in Control of Subsidiary. As used herein, "Control" of a corporation means control as defined by IRC Section368(c) which defines control generally to mean ownership of stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least eighty 80% of the total

------------------------
(1) Unless otherwise noted herein, all section references are to the Internal Revenue Code of 1986 ("IRC") and to the regulations ("Treas. Reg.") promulgated thereunder, as either may be amended or otherwise modified.

    number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person will not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

        5. Company has no present plan or intention to issue additional shares of its stock that would result in Parent's losing Control of Company.

        6. To the best of Company's knowledge, Parent has no present plan or intention to reacquire, or to cause any corporation related to Parent to acquire, any Parent Common Stock following the Merger, and no corporation related to Parent has a present plan or intention to purchase any Parent Common Stock. For purposes of the preceding sentence, persons are considered related if such persons are related within the meaning of Treas. Reg. Section1.368-1(e)(3). Neither Company nor any person related to Company has redeemed or acquired, nor does Company or any person related to Company have any plan or intention to redeem or acquire, any shares of Company stock or make an extraordinary distribution with respect to any shares of Company stock. For purposes of the preceding sentence, persons are considered related if such persons are related within the meaning of Treas. Reg. Section1.368-1T(e)(2)(ii).

        7. Except as described in the Registration Statement (as defined in paragraph 24 below) and to the best of Company's knowledge, Parent has no present plan or intention to otherwise (a) liquidate Company; (b) merge Company with or into another corporation; (c) sell, distribute or otherwise dispose of Company capital stock; (d) cause Company to sell or otherwise dispose of any of its assets (or any assets acquired from Subsidiary), except for dispositions made in the ordinary course of business, transfers described in both IRC Section368(a)(2)(C) and Treas. Reg. Section1.368-2, and transfers described in Treas. Reg. Section1.368-1(d); or (e) cause Company to distribute to Parent or any of its subsidiaries any assets of Company or the proceeds of any borrowing incurred by Company.

        8. To the best of Company's knowledge, Subsidiary will have no liabilities assumed by Company, and will not transfer to Company any assets subject to liabilities, in the Merger.

        9. To the best of Company's knowledge, following the Merger, Company (or Parent) will continue Company's historic business or use a significant portion of Company's historic business assets in a business. No assets of Company have been disposed of in any manner prior to the Merger nor does Company have any plan or intention to dispose of any such assets, except in the ordinary course of business.

        10. Parent will pay or assume only those expenses of Company that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187. Except as provided in the preceding sentence, Parent, Subsidiary, Company, and the Company stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

        11. There is no intercorporate indebtedness existing between Parent and Company or between and Company that was issued, acquired or will be settled at a discount as a result of the Merger. Except as provided in the first sentence of paragraph 10 above, Parent will not, directly or indirectly, assume, or take any Company stock subject to, any fixed or contingent liabilities or expenses of Company or any Company stockholder in connection with the Merger.

        12. In the Merger, shares of Company stock representing Control of Company will be exchanged solely for Parent Common Stock. For purposes of this representation, shares of Company stock exchanged for cash or other property originating with Parent will be treated as outstanding Company stock on the date of the Merger.

        13. At the Effective Time (as defined in the Merger Agreement), the option (the "Option") described under the heading "Related Agreements-Stock Option Agreement" of the Registration

    Statement will terminate by its terms, and Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect Parent's acquisition or retention of Control of Company.

        14. Neither Parent nor any current or former subsidiary of Parent owns or has owned during the past five years, as of record, any shares of Company stock, or the right to acquire or vote any such shares (other than the Option). To the best of Company's knowledge, neither Parent nor any current or former subsidiary of Parent owns or has owned, indirectly or otherwise (other than as a stockholder of record), during the past five years any shares of Company stock, or the right to acquire or vote any such shares (other than the Option).

        15. Neither Company nor, to the best of Company's knowledge, Parent or Subsidiary is an investment company as defined in IRC Section368(a)(2)(F).

        16. At the Effective Time, the fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

        17. Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section368(a)(3)(A).

        18. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company stockholders in lieu of fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Company stockholders in exchange for their shares of Company capital stock. The fractional share interests of each Company stockholder will be aggregated and no Company stockholder will receive cash in an amount greater than the value of one full share of Parent Common Stock.

        19. None of the compensation received by any Company stockholder-employee will be separate consideration for, or allocable to, any of their shares of Company stock; none of the shares of Parent Common Stock received by any Company stockholder-employees will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any Company stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. No part of the Company stock exchanged for the Parent Common Stock in the Merger will be received by a Company stockholder as a creditor, employee or in any capacity other than that of a Company stockholder.

        20. Dissenters' rights will not be exercised.

        21. To the best of Company's knowledge, Subsidiary has been formed solely to consummate the Merger and, prior to the Effective Time, Subsidiary has not conducted and will not conduct any business activity or other operation of any kind (except for the issuance of its stock to Parent). Each share of Parent Common Stock is entitled to vote on all matters that are subject to a vote of stockholders under Delaware law.

        22. No shares of Subsidiary have been or will be used as consideration or issued to Company stockholders in connection with the Merger.

        23. Neither Parent nor Subsidiary will take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a "reorganization" within the meaning of IRC Section368(a), unless otherwise required by a "determination" (as defined in IRC Section1313(a)(1)) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

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        24. The facts relating to the contemplated merger of Subsidiary with and into Company as described in the filing with the Securities and Exchange Commission of the registration statement on Form S-4 (the "Registration Statement") and the representations set forth and documents described in the Registration Statement are, insofar as such facts pertain to Company, true, correct and complete in all material respects and, to the best of Company's knowledge, insofar as such facts pertain to Parent, true, correct and complete in all material respects. The business reasons for the Merger as set forth in the section titled "Reasons for the Merger" of the Registration Statement were true and correct when stated and are true and correct as of the date hereof. The terms of the Merger Agreement and all other agreements entered into in connection therewith are the product of negotiations between unrelated parties negotiating at arms-length without duress or hardship.

    Company understands the foregoing representations and has had the opportunity to investigate and seek professional advice regarding these representations, their meaning and factual support therefor.

    Company recognizes that (i) your opinion relating to the federal income tax consequences of the Merger will be based on the representations set forth herein and on the statements contained in the Merger Agreement and the documents related thereto, (ii) your opinion will be subject to certain limitations and qualifications including that the opinion may not be relied upon if any such representations are not accurate in all material respects, (iii) your opinion will be used as the basis for Company's reporting of the Merger for federal income tax and other purposes, and (iv) your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

    The undersigned has authority to sign this representation letter on behalf of Company and is an executive officer of Company fully familiar with its operations and ownership.

                                          Very truly yours,

                                          Abacus Direct Corporation

                                          By: /s/ CARLOS E. SALA
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                                          NAME: CARLOS E. SALA
                                            TITLE: SENIOR VICE
                                          PRESIDENT--FINANCE

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